UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 26, 2005

NOVADEL PHARMA INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32177	22-2407152
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

25 Minneakoning Road
Flemington, New Jersey 08822
(Address of principal executive offices) (Zip Code)

(908) 782-3431
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Agreement

On May 27, 2005, NovaDel Pharma Inc. (the “Company”) issued a press release to announce that it had closed a private placement (the “Offering”) of 6,733,024 shares of its common stock, par value $.001 per share (“Common Stock”), and Class D warrants (the “Warrants”) to purchase a total of 2,356,559 shares of Common Stock, with an initial exercise price equal to $1.30 per share of Common Stock, subject to adjustment. The Company received gross proceeds of approximately $7,069,675 and net proceeds of approximately $6,300,000, from the Offering. The financing was led by ProQuest Investments and included the Caisse de dépôt et placement du Québec and others.

The Offering is embodied in (i) a Securities Purchase Agreement dated as of May 26, 2005 (the “Closing Date”), among the Company, certain funds associated with ProQuest Investments, the Caisse de dépôt et placement du Québec and other accredited investors (collectively, the “Investors”), (ii) a Registration Rights Agreement dated as of the Closing Date, among the Company and the Investors and (iii) the Warrants executed and delivered on the Closing Date (collectively with the Securities Purchase Agreement and the Registration Rights Agreement, the “Transaction Documents”), which Transaction Documents are filed herewith. The descriptions in this Current Report on Form 8-K of the Transaction Documents do not purport to be complete and are qualified in their entirety by reference to the agreements and instruments attached hereto as exhibits. A copy of the press release announcing the consummation of the Offering is also attached hereto as Exhibit 99.1.

In connection with the Offering, the Company paid a cash commission equal to 7% of the gross proceeds from the Offering to Paramount BioCapital, Inc. (“Paramount BioCapital”), who acted as its placement agent, and issued to Paramount BioCapital a warrant to purchase 336,651 shares of Common Stock (the “Placement Warrant”). The Placement Warrant is exercisable at an initial exercise price equal to $1.30 per share (subject to adjustment). Paramount BioCapital is also entitled to an expense allowance of up to $50,000 to reimburse it for its out of pocket expenses incurred in connection with the Offering. The Company agreed to indemnify Paramount BioCapital against certain liabilities, including liabilities under the Securities Act of 1933 (the “Securities Act”), incurred in connection with the Offering. Paramount BioCapital and its affiliates are beneficial owners of a significant amount of shares of Common Stock and securities exercisable for shares of Common Stock and accordingly, Paramount BioCapital may be deemed to be an affiliate of the Company. Dickstein Shapiro Morin & Oshinsky LLP, New York, represented the Company in connection with the Offering. From time to time it has represented, and will continue to represent, Paramount BioCapital and its affiliates.

Securities Purchase Agreement

Pursuant to the Securities Purchase Agreement, the Company issued to the Investors, in consideration of its receipt of gross cash proceeds equal to $7,069,675, a total of 6,733,024 shares of Common Stock and Warrants to purchase 2,356,559 shares of Common Stock, which is equal to 35% of the number of shares of Common Stock sold in the Offering. In addition, the Company agreed that, except for the Registration Statement (as defined below), commencing on the Closing Date, the Company will not file a registration statement with the Securities and Exchange Commission (the “SEC”) until the later of (i) 30 days after the date on which the Registration Statement is declared effective by the SEC and (ii) 90 days from the Closing Date.

Description of Warrants

Pursuant to the Securities Purchase Agreement, the Company issued to the Investors Warrants to purchase an aggregate of 2,356,559 shares of Common Stock. The Warrants are exercisable for a five-year period commencing upon the six month anniversary of the Closing Date, at a per share exercise price equal to $1.30 (subject to adjustment), which exercise price is payable in either cash or pursuant to a “cashless” net exercise transaction. The per share exercise price of the Warrant is adjustable in the event of stock dividends or splits, or similar transactions, and pro rata distributions by the Company to all holders of Common Stock. The Company shall be subject to certain cash penalties in the event that the Company fails to deliver the shares of Common Stock issuable upon exercise of the Warrants in a timely manner. The warrants may not be transferred until the six month anniversary of the Closing Date.

In connection with the Closing, the Company issued warrants to purchase 336,651 shares of Common Stock to Paramount BioCapital with terms, conditions and limitations identical to those set forth in the Warrants.

Registration Rights Agreement

The Registration Rights Agreement provides for the registration for resale of (i) shares of Common Stock sold in connection with the Offering, (ii) the shares of Common Stock issuable upon exercise of the Warrants and the Placement Warrants and (iii) any shares of Common Stock issued or issuable with respect to any of the foregoing following a stock split, stock dividend, recapitalization, exchange or similar event (the “Registrable Shares”).

The Company is required to file with the SEC a registration statement (the “Registration Statement”) for the resale of the Registrable Shares within 45 days of the Closing Date (the “Filing Date”), and to use its commercially reasonable efforts to cause the registration statement to be declared effective by the SEC within 90 days of the Closing Date (120 days in the event that the SEC reviews and provides written comments to the registration statement) (the “Effectiveness Date”). Subject to certain conditions and limitations, if (i) the Company fails to file the Registration Statement prior to the Filing Date, (ii) the Company fails to cause the Registration Statement to be declared effective on or before the Effectiveness Date or (iii) the Company fails to perform other specified acts relating to the Registration Statement being declared effective in a timely manner and the maintenance of such effectiveness thereafter, the Company will be required to pay to each holder of Registrable Shares relating to such Registration Statement an amount in cash equal to 1% of the aggregate purchase price of such holder’s Registrable Shares for each 30-day period until such failure is cured.

All reasonable expenses, other than underwriting discounts and commissions and as set forth below, incurred in connection with registrations, filings or qualifications pursuant to the Registration Rights Agreement shall be paid by the Company.

Pursuant to the Registration Rights Agreement, the Company shall indemnify each Investor from and against any liabilities arising out of material misstatements or omissions set forth in the Registration Statement or any prospectus included therein, subject to standard exceptions.

Item 3.02. Unregistered Sales of Equity Securities.

As reported more fully in Item 1.01 above and incorporated herein by reference, in connection with the consummation of the Offering, the Company issued to the Investors 6,733,024 shares of Common Stock, at a purchase price equal to $1.05 per share, and Warrants to purchase a number of shares of Common Stock equal to 35% of the number of shares of Common Stock issued in connection with the Offering. The Company also issued to Paramount BioCapital a warrant to purchase 336,651 shares of Common Stock. The terms of the Warrants are summarized herein and are set forth in their entirety in the form of Warrant attached hereto. The Company received gross proceeds of $7,069,675 from the Offering.

The Company anticipates using the net proceeds from the sale of the Common Stock and Warrants in connection with the Offering for working capital and general corporate purposes, including research and development costs and expenses. The Company shall not use any proceeds from the sale of Common Stock and Warrants hereunder to repay any indebtedness of the Company, including, but not limited to, any indebtedness to current executive officers or principal stockholders of the Company, but excluding trade payable and accrued expenses incurred in the ordinary course of business and consistent with prior practices.

The Offering was not registered under the Securities Act in reliance on the exceptions set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. Each of the purchasers in the Offering represented that it is an accredited investor, as defined by Rule 501 of Regulation D promulgated under the Securities Act, and certificates representing the shares of Common Stock, the Warrants and the Placement Warrants issued in connection with the Offering will contain appropriate legends to reflect the restrictions on transfer imposed by the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

4.1	Form of Class D Warrant.
10.1	Form of Securities Purchase Agreement dated as of May 26, 2005, among NovaDel Pharma Inc., and each purchaser identified on the signature pages thereto.
10.2	Form of Registration Rights Agreement made and entered into as of May 26, 2005, among NovaDel Pharma Inc., and the purchasers signatory thereto.
99.1	Press Release dated May 27, 2005, titled “NovaDel Announces $7 Million Private Placement.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaDel Pharma Inc.

By:	/s/ Jean W. Frydman

Name: Jean W. Frydman
Title: Vice President and General Counsel
Date: May 27, 2005

EXHIBIT INDEX

Exhibit	Description
4.1	Form of Class D Warrant.
10.1	Form of Securities Purchase Agreement dated as of May 26, 2005, among NovaDel Pharma Inc., and each purchaser identified on the signature pages thereto.
10.2	Form of Registration Rights Agreement made and entered into as of May 26, 2005, among NovaDel Pharma Inc., and the purchasers signatory thereto.
99.1	Press Release dated May 27, 2005, titled “NovaDel Announces $7 Million Private Placement.”